CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-56590, 33-71700, as amended by Post-Effective Amendments No. One and Two, 333-77617, and 333-76296) of Pizza Inn, Inc. of our report dated September 25, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.




PricewaterhouseCoopers  LLP

Dallas,  Texas
September  25,  2003